UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2004

Date of Report (Date of Earliest Event Reported)

BENTLEY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10581	59-1513162
(Commission File Number)	(I.R.S. Employer Identification No.)

Bentley Park 2 Holland Way Exeter, New Hampshire	03883
(Address of Principal Executive Offices)	(Zip Code)

(603) 658-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 12.  Results of Operations and Financial Condition.

On July 28, 2004, Bentley Pharmaceuticals, Inc. (the “Company”) issued a press release announcing financial results for the three and six months ended June 30, 2004. A copy of the press release is furnished herewith as Exhibit 99.  Exhibit 99 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2004	By:	/s/Michael D. Price
Michael D. Price
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Earnings press release for the three and six months ended June 30, 2004 dated July 28, 2004